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                                                                     EXHIBIT 5.1

                       [Letterhead of The Boeing Company]



                                  July 30, 1997



The Boeing Company
7755 East Marginal Way South
Seattle, Washington  98108

      RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

      As Corporate Counsel of The Boeing Company (the "Company"), I have acted as counsel in connection with the Registration Statement on Form S-8 which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering $150,000,000 of deferred compensation obligations (the "Obligations") which will represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of The Boeing Company Deferred Compensation Plan for Employees.

      I have examined the Registration Statement and a copy of the Restated Certificate of Incorporation of the Company and any amendments thereto to date, a copy of the By-Laws of the Company as amended to date, and such resolutions of the Board of Directors of the Company and other documentation as I have deemed necessary for the purpose of this opinion.

      Based upon and subject to the foregoing, I am of the opinion that, when issued by the Company in accordance with the provisions of the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency and other laws of general applicability relating to or affecting enforcement of creditors' rights and (ii) to general principles of equity.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                   Cordially,



                                             /s/ Heather Howard
                                      -----------------------------------------
                                               Heather Howard
                                      Corporate Secretary and Corporate Counsel